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                                                                    EXHIBIT 21.1


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                          SUBSIDIARY                                       JURISDICTION
                          ----------                                       ------------
Larson-Juhl U.S., L.L.C.                                                   Georgia
Larson-Juhl International, L.L.C.                                          Georgia
Art Materials, Frames and Moulding Company, Inc.                           Alabama
Robert F. de Castro, Inc.                                                  Louisiana
Glass Corporation of America, Inc.                                         Louisiana
Art West, Inc.                                                             Arizona
Eastern Moulding, Inc.                                                     Maryland
Eastern Mouldings, Inc.                                                    New Jersey
Larson-Juhl Canada Ltd.                                                    Canada
Multico Manufacturing, Inc.                                                Canada
Larson-Juhl Wels GmbH                                                      Austria
Nottling Larson-Juhl GmbH                                                  Austria
Larson-Juhl Germany GmbH                                                   Germany
Larson-Juhl Rahman GmbH & Co. Handels-KG                                   Germany
Larson-Juhl Rahman GmbH                                                    Germany
Mersch Design GmbH                                                         Germany
Larson-Juhl SA                                                             France
Brio SA                                                                    France
SAB SA                                                                     France
ARCAD SA                                                                   France
Senelar Larson-Juhl SA                                                     France
Frimpex SA                                                                 France
SM SARL                                                                    France
Larson-Juhl France S.A.R.L.                                                France
Larson-Juhl Hellas Picture Frames S.A.                                     Greece
LAC-ART Larson-Juhl Single Partner L.L.C.                                  Greece
Larson-Juhl Netherlands B.V.                                               Netherlands
Dutch Frame Company B.V.                                                   Netherlands
Styling Design Barneveld B.V.                                              Netherlands
Lever's Lijstenfabrieck B.V.                                               Netherlands
Lever Onroerond Goed Opperduit B.V.                                        Netherlands
Larson-Juhl Training and Equipment B.V.                                    Netherlands
Erijko Beheer Exploitatiernaatschappij B.V.                                Netherlands
Barth Lijsten Beheer  B.V.                                                 Netherlands
Erijko Lijsten B.V.                                                        Netherlands
Barth Lijsten Boxtel B.V.                                                  Netherlands
Barth Lijsten Nederland B.V.                                               Netherlands
Larson-Juhl Australia L.L.C.                                               Georgia
Larson-Juhl Korea Limited                                                  Korea
Lira, A.S.                                                                 Czech Republic
The Moulding Group Limited                                                 U.K.
Northampton Acquisition Limited                                            U.K.
Magnolia Group Limited                                                     U.K.
ARQ-DM Limited                                                             U.K.
Arquati U.K. Limited                                                       U.K.
Larson-Juhl (UK) Limited                                                   U.K.
IMALC (Pty.) Ltd.                                                          South Africa
Atlanta Mouldings Company (Pty.) Ltd.                                      South Africa
Supreme Larson-Juhl (Pty.) Ltd.                                            South Africa
Larson-Juhl Sweden A.B.                                                    Sweden
Guldlist Larson-Juhl AB                                                    Sweden
AB Edenholms Guldlistfabrik                                                Sweden
G. Lundrens Effr A.B.                                                      Sweden
Tranaslist, A.B.                                                           Sweden
Heinonsalo Larson-Juhl Oy                                                  Finland
Dekotukku Oy                                                               Finland
Larson-Juhl Russia                                                         Russia
Larson-Juhl Baltic                                                         Latvia
Halvorsens Larson-Juhl, A.S.                                               Norway
Larson-Juhl (NZ) Limited                                                   New Zealand
Larson-Juhl France, L.L.C.                                                 Georgia
Larson-Juhl Nippon Corporation                                             Japan
Larson-Juhl Italia s.r.l.                                                  Italy
Arcobalegno s.r.l.                                                         Italy
Larson-Juhl Australia Pty Ltd.                                             Australia
Larson-Juhl South Africa L.L.C.                                            Georgia
Larson-Juhl Korea L.L.C.                                                   Georgia
Larson-Juhl Seoul L.L.C.                                                   Georgia
Larson-Juhl Netherlands L.L.C.                                             Georgia
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